UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2009

The X-Change Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

002-41703 (Commission File Number)	90-0156146 (IRS Employer Identification Number)

17120 N. Dallas Parkway, Ste. 235, Dallas, Texas  75248

Address of principal executive offices)

(972) 386-7360

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant's Certifying Accountant

On June 26, 2009, KBA Group LLP (“KBA”) advised the Directors of The X-Change Corp. that they had resigned as the Company’s independent registered public accounting firm.  Effective June 1, 2009, KBA joined BKD, LLP.  It is the Company’s understanding that it did not meet BKD, LLP’s audit client acceptance criteria.

The audit reports of KBA on the Company’s financial statements for the years ended December 31, 2008 and December 31, 2007, expressed an unqualified opinion and included an explanatory paragraph relating to the Company’s ability to continue as a going concern due to significant recurring losses and other matters.  Such audit reports did not contain any other adverse opinion or disclaimer of opinion or qualification.

KBA was appointed as the Company’s auditor effective April 19, 2007.  The Company and KBA have not, during the Company’s two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to KBA’s satisfaction, would have caused KBA to make reference to the subject matter of the disagreement in connection with its reports.

The Company provided KBA with a copy of the disclosures it is making in this Current Report on Form 8-K prior to filing.

 ITEM 7.01.  REGULATION FD DISCLOSURE.

A copy of KBA’s letter, dated July 22, 2009, is attached as Exhibit 16 and is hereby incorporated by reference to this Item 7.01.

This letter is being furnished pursuant to Item 7.01 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in the letter shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.

16	KBA letter dated July 22, 2009, acknowledging agreement with the statements contained in this Form 8-K

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

July 22, 2009	The X-Change Corporation

/s/ Michele Sheriff
Michele Sheriff, President